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                                                                  Exhibit 10.15

                                                          LINCOLN
                                                 [LOGO]   NATIONAL
Group Policy                                              LIFE
Number 40,000                        The Lincoln National Life Insurance Company
                                              Fort Wayne, Indiana 46801
POLICYHOLDER

Trustee of Medical Reimbursement Plan Trust

DATE OF ISSUE

January 1, 1980

DATE OF REISSUE

January 1, 1993

RENEWAL PREMIUMS are due on the 1st day of January, April, July, October and upon submission of claims.

POLICY ANNIVERSARIES occur annually beginning January 1, 1994.

The situs of Delivery of this policy is Washington, D.C. and it is governed by the laws thereof.

IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF THIS POLICY:

     The Lincoln National Life Insurance Company (herein called Lincoln National) in consideration of the application of the Policyholder and of the payment of premium due on the Date of Issue and Renewal Premiums as due agrees to provide group insurance benefits with respect to each individual insured on and after the Date of Issue.

     Coverage under the policy will terminate with respect to a Participating
     Employer: upon failure of that Employer to pay any premium when due or following written notice by Lincoln National or the Policyholder.

This policy and the application of the Policyholder, a copy of which is attached hereto, constitute the entire contract between the parties.

IN WITNESS WHEREOF, The Lincoln National Life Insurance Company has caused this policy to be executed this 29th day of April, 1993.



  /s/ T. L. SPURLING                              /s/  ROBERT A. AIKEN
------------------------------                    -------------------------
     Assistant Secretary                                  President

FORM 40,000



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                                     INDEX

This policy has been arranged to permit easy reference by the persons using it. It is divided into seven sections as follows:



          Section I   --      BENEFITS

          Section II  --      INDIVIDUALS

          Section III --      GENERAL PROVISIONS

          Section IV  --      DEFINITIONS

          Section V   --      POLICYHOLDER-EMPLOYER

          Section VI  --      LINCOLN NATIONAL

          Section VII --      ADMINISTRATOR


The policy follows a number-letter sequence. It is not necessary that this policy include all numbers or letters in complete sequence to be correct.

The DEFINITIONS section may define terms which are not included in the policy.





FORM 40,000-INDEX                                                            C



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                              SECTION I * BENEFITS

                              SCHEDULE OF BENEFITS


MEDICAL REIMBURSEMENT BENEFITS

Maximum Benefit is as shown in the participating Employer's Application and Adoption Agreement.

Maximum Benefit is payable for an employee's family unit during a calendar year.

Benefits Percentage ---------------------------------- 100%

Benefit Period

A Benefit Period with respect to an insured individual commences when the individual has been paid benefits by Lincoln National during a calendar year for eligible charges for treatment or prevention of illnesses.

A Benefit Period with respect to an individual's illness terminates on the earliest of the following:

     1. the last day of the calendar year in which it was established;
     2. the day coverage provided herein terminates; or
     3. the day the maximum benefit is paid.

ELIGIBLE INDIVIDUALS

The individuals eligible for insurance hereunder are those who are covered under an employer-sponsored group insurance plan or an individual health policy, herein called "the underlying plan," and are:

     1. employees as designated by the Participating Employer(s) as indicated on the Employer Participation Agreement; or
     2. dependents of those employees who are meeting the requirements of No 1. above.

WAITING PERIOD

There is no waiting period.

CLASSIFICATION CHANGE DATE

A change in an employee's benefits caused by a change in his classification will be effective on January 1, following the change in classification.

OCCUPATIONAL AND NON-OCCUPATIONAL BENEFITS

Benefits are issued on a non-occupational basis.



FORM 40,001



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MEDICAL REIMBURSEMENT BENEFITS

If an insured individual incurs eligible charges during a Benefit Period established with respect to the individual's family unit, Medical Reimbursement Benefits are payable.

     I.   Benefit Period

          A Benefit Period with respect to an insured individual commences and terminates as shown on the Schedule of Benefits.

     II.  Determination of Benefit

          Benefits payable are equal to

          A. the Benefits Percentage shown on the Schedule of Benefits, multiplied by

          B. the total eligible charges payable by Lincoln National during the Benefit Period.

     III. Maximum Benefit

          The total Medical Reimbursement Benefits payable for an individual's illnesses will not exceed the individual's Maximum Benefit, even though the individual may not have been continuously insured.

     IV. Eligible Charges are charges that are not covered under any other group insurance plan, individual health policy, and/or Medicare and which are for one of the following:

          A. Room and board and routine nursing services for each day of confinement in a hospital

          B. Room and board for each day of confinement in a skilled nursing facility

          C.   Intensive nursing care for each day of confinement in a hospital

          D.   Medical services and supplies furnished by the hospital

          E.   Anesthetics and their administration

          F. Medical treatment or prevention of illness (including but not limited to surgical operations) rendered by and in the physical presence of a legally qualified physician

          G.   Charges for the diagnosis of Infertility

          H. Charges for the treatment of Infertility (only to the extent that such charges are payable by the underlying plan)

          I.   Services provided by

               1.   a registered nurse (R.N.) for private duty nursing services

               2. a licensed practical nurse (L.P.N.) for private duty nursing services or

               3.   a licensed physiotherapist

          J. X-ray examination (other than dental), microscopic and laboratory tests and other diagnostic services

          K.   X-ray and radiation therapy

          L. Transportation within the United States and Canada of the individual by professional ambulance service, railroad or regularly scheduled airline to a hospital or sanitarium

          M.   Medical supplies, as follows:

               1.   Drugs and medicines that are prescribed by a physician

               2. Blood and other fluids to be injected into the circulatory system

               3.   Artificial limbs and eyes for loss of natural limbs and eyes

               4. Casts, splints, trusses, braces, crutches and surgical dressings



FORM 40,001-1



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               5.   Rental of hospital-type equipment, including wheelchair,
                    hospital bed, iron lung and other mechanical equipment for the treatment of respiratory paralysis and equipment for the administration of oxygen

               6. Purchase or rental of hospital-type equipment for kidney dialysis for the personal and exclusive use of the patient, the total price to be eligible on a monthly pro-rata basis during the first 24 months of ownership, but only so long as dialysis treatment continues to be medically required. Lincoln National also will consider as eligible all charges for supplies, materials and repairs necessary for the proper operation of such equipment and also reasonable and necessary expenses for the training of a person to operate and maintain the equipment for the sole benefit of the patient,

                         EXCEPT THAT:
                         No benefits are payable for an individual on or after the day such individual is entitled to benefits under Medicare.

          N. Services provided by a legally qualified physician or qualified speech therapist for restoratory or rehabilitory speech therapy for speech loss or impairment due to an illness, or to surgery on account of an illness

          O.   Dental Benefits

               1. Payment will be made up to the Maximum Benefit for one or more of the following charges:

                    a. Dental care performed by or under the direct supervision of a legally qualified dentist

                    b.   Dental X-ray examinations

                    c. Cosmetic dental procedures performed as a result of an accident

                    d.   Space maintainers for deciduous teeth

                    e.   Orthodontics

                    f.   Medications prescribed or ordered by a dentist

                    g.   Oral examinations and/or prophylaxis

                    h.   Denture adjustment or relinings

                    i.   Payment will be made for the following:

                         i.   Dentures or fixed bridgework

                         ii. Addition of one or more teeth to dentures or fixed bridgework

                         iii. Crowns or gold restorations involving dentures or
                              fixed bridgework

                    j.   Replacement of any lost or stolen dental appliance

               2.   Exclusions

                    No Dental Benefits will be paid for the following charges:

                    a. Any dental procedure (other than Orthodontia Treatment for which charges are billed on a monthly basis) not initiated and completed while insured

                    b.   Dental appointments which are not kept

                    c.   Teeth bleaching and other cosmetic dental procedures

          P.   Hearing Aid Benefits

               1. Eligible charges for audio examinations and/or audio supplies, will be payable according to the Maximum Benefit and Benefit Percentage as shown on the Schedule of Benefits for the following:

                    a.   Otologic examination by a physician

                    b. Hearing evaluation by a qualified audiologist, if such evaluation is recommended on the basis of the otologic examination. The hearing evaluation will include:

                         i. Audiometric testing, including testing of hearing acuity with respect to air conduction, bone conduction, speech reception and discrimination of speech, and

                         ii. A hearing aid evaluation to determine and recommend the type of hearing aid necessary to improve the insured hearing acuity



FORM 40,001-2



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                    c.   Follow-up consultation with the audiologist

                    d. A hearing aid (monaural or binaural) as prescribed by a qualified audiologist

                    e. Ear molds, batteries, cord and ancillary equipment in connection with the hearing aid

               2.   Exclusions

                    No Hearing Aid Benefits will be paid for:

                    a. Hearing aids not prescribed as a result of an otologic examination by a qualified physician

                    b. Hearing evaluation not prescribed as a result of an otologic examination by a legally qualified physician

                    c.   Medical or surgical treatment of the ear

                    d. Any services or supplies to the extent that benefits are payable for such under any other provisions of the policy

                    e.   Drugs or medication

                    The term "qualified audiologist" means an audiologist who has a masters degree in speech pathology, possesses a Certificate of Clinical Competence in audiology from The American Speech and Hearing Association and is licensed to perform audiometric examinations in the state in which the testing is performed, if such licensing is required.

          Q.   Vision Benefits

               Eligible charges for vision examination and materials up to the Maximum Benefit and Benefits Percentage as shown on the Schedule of Benefits for the following:

               Complete visual analysis, including case history and refraction (payable only when an eye refraction is performed). Lens (single-vision, bi-focal, tri-focal, lenticular, contact) and frames.





FORM 40,001-3



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                            SECTION II * INDIVIDUALS

I.   ELIGIBLE INDIVIDUALS

     The individuals eligible for insurance hereunder are shown on the Schedule of Benefits.

II   INSURANCE BENEFITS

     The Insurance Benefits provided under the policy for an insured individual will be in accordance with the provisions of this policy and the individual insured's insurance classification, as shown, in the Employer's Application and Adoption Agreement. If more than one insurance classification is designated, any change in the amount of an individual's insurance, occasioned by change in an employee's classification, is effective on the Classification Change Date shown on the Schedule of Benefits.

III. EFFECTIVE DATES OF INSURANCE

     An individual's insurance hereunder will be effective as follows:

     A.   EMPLOYEES

          An employee's insurance will become effective automatically on the date he or she becomes eligible.

     B.   DEPENDENTS

          1. An employee's insurance with respect to his or her dependent(s) will become effective automatically with respect to each dependent on the date such dependent of the employee becomes an eligible individual hereunder and while the employee qualifies as an individual eligible for insurance as shown on the Schedule of Benefits.

          2. A dependent will become an insured individual automatically if the employee is insured for dependents' insurance on the date such person becomes a dependent.

     C.   EMPLOYEES AND DEPENDENTS

          1.   If a person does not qualify as an eligible individual because,

               a. in the case of an employee, he or she is not actively expanding time and energy in the employ of the Employer on the date the individual would otherwise become insured, the individual will not become insured until the next following date on which he or she is actively expending time and energy in the employ of the Participating Employer(s); or

               b.   in the case of dependent,

                    i.   the employee does not qualify because of a. above or

                    ii. the dependent is confined in a hospital, such dependent will not become insured until the next following day on which both the employee is actively expending time and energy in the employ of the Employer and the dependent is no longer confined in a hospital.



FORM 40,002



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     IV.  NOTICE AND PROOF OF CLAIM AND EXAMINATION

          A.   NOTICE--30 DAYS

               1. Written notice of each injury or illness for which benefits may be claimed must be given to Lincoln National within thirty (30) days of the date any expense is incurred.

               2. Failure to furnish notice within thirty (30) days will not invalidate or reduce any claim if it is shown that notice was provided as soon as was reasonably possible.

               3. Lincoln National, upon receipt of such notice, will furnish its form(s) for filing proof of claim to the employee. If such forms are not furnished within fifteen (15) days after Lincoln National's receipt of notice, the individual insured will be deemed to have complied with the requirements of the policy as to proof of claim upon submitting, within the time fixed in the policy for filing proofs of claim, written proof concerning the occurrence, character and extent of the loss for which claim is made.

          B.   PROOF--90 DAYS

               1. Affirmative proof of claim on account of hospital confinement for which claim is made must be furnished to Lincoln National within ninety (90) days after the termination of the period for which claim is made, and while this policy is in force.

               2. Affirmative proof of any other claim must be furnished Lincoln National not later than ninety (90) days after the date of loss.

               3. Failure to furnish proof of any claim within ninety (90) days will not invalidate or reduce any claim if it is shown that proof was provided as soon as was reasonably possible and while this policy is in force.

          C.   PAYMENT OF CLAIM

               All benefits are payable to the employee. If any such benefits remain unpaid at the death of the employee, or if the employee is a minor or is, in the opinion of Lincoln National, incapable of giving a legally binding receipt for payment of any benefit, Lincoln National may, at its option, pay such benefit to any one or more of the following relatives of the employee: spouse, parent(s), child(ren), brother(s), or sister(s). Any payments so made by Lincoln National will completely discharge its obligation to the extent of such payment. Lincoln National will not be responsible as to the application of such payment.

          D.   EXAMINATION

               1. Lincoln National will have the right and opportunity at its own expense to examine the person of any individual whose injury or illness is the basis of a claim hereunder when and so often as it may reasonably require during pendency of such claim.

               2. Lincoln National will have the right and opportunity to make an autopsy where not prohibited by law.

     V.   CHOICE OF PHYSICIAN

          The individual insured will have free choice of any legally qualified physician.



FORM 40,002-1



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     VI.  WORKER'S COMPENSATION


          This policy is not in lieu of, and does not affect, any requirement for coverage by worker's compensation insurance.

     VII. LEGAL PROCEEDINGS

          No action at law or in equity will be brought to recover on this policy before the expiration of sixty (60) days after proof of claim has been filed in accordance with the requirements of this policy. No such action will be brought at any time unless brought within the time allowed by the laws of the Situs of Delivery. If the laws of the Situs of Delivery do not designate the maximum length of time during which such action may be brought, no action may be brought after the expiration of two (2) years of the time within which proof of loss is required by the policy.

     VIII.STATEMENTS

          In the absence of fraud, all statements made by an insured employee and his or her dependents will be deemed representations and not warranties. No such representations will void the insurance or be used in defense to a claim hereunder unless a copy of the instrument containing such representation is or has been furnished to such employee or to his beneficiary, if any.

     IX.  TERMINATION OF INDIVIDUAL'S INSURANCE

          An individual's insurance will automatically terminate immediately upon the earliest of the following dates:

          A.   The date the policy terminates

          B. The date the individual's Participating Employer(s) ceases to participate under the policy or

          C. The day the individual is no longer insured under his or her employer-sponsored group health insurance plan or individual policy.





FORM 40,002-2



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                    SECTION III -- GENERAL POLICY PROVISIONS

I.   BENEFIT EXCLUSIONS AND LIMITATIONS

     A.   Non-occupational Coverage

          No benefits are provided as a result of

          1. any accidental bodily injury that arises out of or in the course of any employment with any Participating Employer(s) and/or for which the individual is entitled to benefits under any worker's compensation law or occupational disease law, or receives any settlement from a worker's compensation carrier; or

          2. any illness in which the individual is entitled to benefits under any worker's compensation or occupational disease law, or receives any settlement from a worker's compensation carrier.

     B.   War

          No benefits are provided for losses that are due to war or any action of war, whether declared or undeclared.

     C.   Individual Must Be Under the Direct Care of a Physician

          No benefits are payable unless the individual is under the direct care of a legally qualified physician.

     D.   Legal Obligation

          Insurance is provided only in connection with charges for treatment for which the individual is, in the absence of this insurance, legally obligated to pay.

     E.   Necessary, Reasonable and Customary

          Insurance is provided only for

          1. charges for treatment, equipment or supplies that are necessary to the treatment or prevention of illness, are medically cost efficient and incurred on the recommendation of a legally qualified physician, and

          2. charges that are not in excess of the regular and customary charges for the services performed and the materials furnished.

          No benefits are provided unless the individual is under the direct care of a legally qualified physician.

     F.   The following charges are specifically excluded from coverage:

          1. All charges for which benefits are not specifically provided hereunder

          2. Charges for any cosmetic treatment or surgery. However, we will pay for cosmetic treatment or surgery that is due solely to any of the following:




FORM 40,003



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               a.   An accidental bodily injury

               b. The surgical removal or reconstruction of all or part of the breast tissue as a result of an illness

               c.   A birth defect

          3. Charges for hospitalization, services, treatments or supplies furnished by the United States or a foreign governmental agency unless otherwise prohibited by law

          4. Charges for the treatment of infertility, if such charges are excluded by the underlying plan

          5. Charges for medical treatment by a legally qualified physician for any treatment that is not rendered by or in the physical presence of the attending physician

          6. Charges made by a hospital for confinement as a bed patient in a long term care unit, or for confinement in a skilled nursing facility, unless such confinement

              a. commences within fourteen (14) days after the sick or injured individual is discharged from hospital confinement, for which at least three consecutive days of hospital room and board charges were eligible charges hereunder, and

               b. is for treatment of the illness causing the hospital confinement mentioned in (a.) above, and

               c. is one during which professional calls are made by the physician or surgeon on and in the physical presence of such individual in a frequency of not less than one such call per thirty (30) consecutive days of such confinement, and

               d.   does not primarily involve routine custodial type care

          7.   Insurance premiums of any kind

          8. Weight Control Treatment. This exclusion applies but is not limited to all methods of treatment that seek to result in weight reduction or control, including but not limited to, dietary treatment or counseling, nutritional supplements, testing required with the use of low-calorie diets, gastric bypasses, gastric balloons, stomach stapling, wiring of the jaw and jejunal bypasses, unless the obesity is primarily responsible for a medical illness or condition that is life-threatening or causing total disability.

          9.   Non-prescription drugs.

II.  NON-FORFEITURE

     If the terms and conditions set forth in this policy are performed by the insured within the prescribed period, then the benefits which accrue under this policy will become payable. However, if any terms and conditions are not performed within the prescribed period, then the insured will forfeit his/her right to such benefits that may have arisen under this policy with respect to the loss not timely reported.

III. DATE OF SERVICE OR PURCHASE

     The charge for service or purchase will be deemed to have been incurred on the date the service is performed or the date the purchase occurs.



FORM 40,003-1



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                            SECTION IV -- DEFINITIONS

For all purposes of this policy:

     1.   "Administrator" means HRM Claim Management, Inc.

     2. "Medical Reimbursement Insurance" means only coverages provided herein.

     3. "Certificate" means a written statement, including all riders and supplements, if any, setting forth the insurance benefits to which the insured individual is entitled, to whom the benefits are payable and any limitations or requirements applicable to the insured individual. Such certificates will not constitute a part of this policy.

     4. "Cosmetic surgery" means the surgical alteration of tissue for the improvement of the insured individual's appearance rather than improvement or restoration of bodily function.

     5.   "Dependent" -- See Definition No. 22.

     6.   "Employee" means a person

          a. directly employed in the regular business of and compensated for services by the Participating Employer(s) and

          b. who actively expends time and energy in the service of the Participating Employer(s).

          No director or officer of a corporate employer will be considered as being an employee unless such person is otherwise eligible as a bona fide employee of the corporation by performing services other than the usual duties of a director. No individual proprietor or partner will be considered as being an employee unless he/she is actively engaged in and devotes time and energy to the conduct of the business of the proprietorship or partnership.

          Notwithstanding 6.b., a person will be deemed actively expending time and energy in the service of the Participating Employer(s) on each day of a regular paid vacation and on a regular non-working day on which he/she is not disabled, provided he/she was actively expending time and energy in the service of the Participating Employer(s) on the last preceding regular working day.

          Any person performing services of a recognized profession, including but not limited to an attorney-at-law and an accountant, who is remunerated on a basis other than regular wage or salary by the Participating Employer(s), will not be considered an employee for the purposes of the definition.

     7. "Family unit" means an insured employee and, if they are insured persons, his/her children, if any, and his/her spouse.

     8. "Herein", "hereof", "hereunder" and "hereinafter" refer to the policy in its entirety.

     9.   "Hospital" means an institution that
          a. is licensed as a hospital (if hospital licensing is required where it is situated),

FORM 40,004



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          b.   is open at all times,

          c. is operated primarily for the medical treatment of sick and/or injured persons as patients,

          d. has a staff of one or more licensed physicians available at all times,

          e. provides continuous 24-hour nursing service by graduate registered nurses (R.N.),

          f. provides organized facilities for diagnosis and major surgery, and

          g. is not primarily a clinic, nursing home, rest home, convalescent home or similar establishment.

     10. "Illness" means a bodily disorder or disease, mental infirmity, accidental bodily injury or pregnancy. All bodily injuries sustained by an individual in a single accident, or all illnesses that are due to the same or related cause or causes, will be deemed one illness.

     11.  "Individual" means

          a.   an employee and/or

          b. a dependent with respect to whom an employee is or may become insured.

     12. "Intensive care unit" means a section, ward or wing within the hospital that is separated from other hospital facilities and

          a. is operated exclusively for the purpose of providing professional medical treatment for critically ill patients,

          b. has special supplies and equipment necessary for such medical treatment available on a standby basis for immediate use, and

          c. provides constant observation and treatment by registered nurses (R.N.) or other highly trained hospital personnel.

          A hospital facility maintained for the purpose of providing normal post-operative recovery treatment or service is not considered an "intensive care unit".

          13. "Lincoln National" means The Lincoln National Life Insurance Company.

          14. "Medical Insurance" means any coverages provided herein under the individual's group medical insurance plan or individual health policy.

          15. "Medicare" means the medical benefits provided by Title XVIII of the Social Security Act as amended from time to time.

          16. "Month" means "calendar month," which, for the purposes hereof, will mean the time period from and including any date of any of the months in the calendar to, but not including, the corresponding date of the next month in the calendar; but if there be no corresponding date, then to and including the last day of the next month in the calendar. For example, June 15 through July 14 inclusive, or January 31 through February 28 inclusive.

          17. "Policy" whenever used herein without qualification will mean this policy.

          18. "Qualified speech therapist" means a speech therapist who has a master's degree in speech pathology, has completed a supervised internship and who is licensed by the state in which the services are performed, if that state requires licensing.



FORM 40,004-1



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          19.  "Reasonable and customary" means the usual charge made by the person, group or other entity rendering or furnishing the services, treatments or materials, but in no event meaning a charge in excess of the level of charges made by such persons, groups or other entities rendering or furnishing such services, treatment or material to persons of similar income or net worth.

          20. "Room and board charges" are charges made by the hospital or skilled nursing facility for the cost of the room, meals and services (such as general nursing services) that are routinely provided to all inpatients.

          21. "Skilled nursing facility" means an institution qualified as such under Medicare.

          22.  "Dependent" means

               a. an employee's spouse (unless such spouse is legally separated from the employee), or

               b. an employee's unmarried child (including a stepchild or legally adopted child) from live birth until the date the child attains 19 years of age; except that the term "dependent" includes an employee's unmarried child who has attained age 19 while

                    i)   the child is

                         a) mentally or physically incapable of earning his/her own living, and proof of incapacity is submitted to Lincoln National within 31 days of the date insurance hereunder would have terminated due to age,

                         b) actually dependent on the employee for a majority of his/her support, and

                         c) insured hereunder on the date immediately preceding the day insurance otherwise would have been terminated due to age.

                    ii) the child is registered in an accredited school as a full-time student as defined in the regulations of the school that he/she is attending. In no event, however, is such child eligible or insured hereunder on or after the date of attainment of age 25.

               To maintain the eligibility under b. above, due proof that the employee's child continues to qualify as an insured dependent must be furnished to Lincoln National as it reasonably requires.

Any spouse or child who is insured under the policy as an employee, or who is entitled to benefits under any extension of such insurance, is not a dependent.

In the event that a husband and wife are both insured as employees herein, their dependents, if any, may be considered dependents of either the husband or the wife for purposes of this policy.





FORM 40,004-2



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                       SECTION V * POLICYHOLDER-EMPLOYER

A.   EFFECT OF ACTIONS OF POLICYHOLDER

     The Policyholder may act for and on behalf of the Participating Employer(s) in all matters pertaining to this policy. Every agreement made with the Policyholder will be binding on such Policyholder and the Participating Employer(s).

B.   RECORD OF EMPLOYEES INSURED

     1. The Participating Employer(s) will furnish periodically to Lincoln National information relative to individuals

               a.   who qualify to become insured,

               b.   whose amounts of insurance change, and/or

               c.   whose insurance terminates

          all as Lincoln National may require for its administration of the insurance hereunder. Such of the Participating Employer(s) and/or Policyholder's records which, in the opinion of Lincoln National, have a bearing on the insurance hereunder will be opened for inspection by Lincoln National at any reasonable time upon a timely and reasonable request.

     2. Inadvertent error or omission on the part of the Participating Employer(s) to report the name of any individual who is qualified as an insured individual in accordance with the prescribed requirements, or whose amount of insurance is to be changed in accordance with provisions hereunder, will not deprive such employee of insurance nor affect its amount; nor will the Participating Employer's failure to report the name of any employee whose insurance has terminated or reduced be construed as involving or affecting continuation of such insurance beyond the date of termination determined in accordance with the provisions hereof.

C.   PAYMENT OF PREMIUMS

     1. All premiums due under this policy, including adjustments thereof, if any, are payable by the Participating Employer(s) on or before their respective due dates, as specified on the first page of this policy, at the Home Office of Lincoln National in Fort Wayne, Indiana. The payment of any Renewal Premium will not maintain in force the insurance provided under this policy beyond the day immediately preceding the next Renewal Premium due date.

     2. If the Participating Employer(s) fails to pay any renewal Premium, the Participating Employer(s) participation under the policy will automatically terminate at midnight of the last day for which premium has been paid.

D.   PREMIUM ADJUSTMENT

     Premium adjustment, for whatever reason made, involving a return of unearned premium to




FORM 40,005

                         SECTION VI * LINCOLN NATIONAL

A.   COMPUTATION OF PREMIUMS

     1. The premium rates used in computing the premiums due under this policy will be the published premium rates of Lincoln National adjusted to reflect the underwriting risk as determined by Lincoln National.

          Lincoln National may, however, establish a new rate for the computation of all future premiums as well as the one then due

          a.   on any Policy Anniversary,

          b. on any premium due date provided that Lincoln National notifies the Policyholder of such change at least 31 days in advance of such premium due date, or

          c.   when the terms of this policy are changed.

          However, the premium rates may not be changed in accordance with b. above within the first twelve (12) months following the Date of Issue.

     2. Notwithstanding the above, premiums may be computed by any method mutually agreeable to Lincoln National and the Policyholder which will produce approximately the same total amount.

B.   NONPARTICIPATING-PREMIUM REFUNDS

     This policy does not share in the surplus earnings of Lincoln National.

C.   AMENDMENT AND ALTERATION OF CONTRACT

     1. This policy may be amended or altered at any time by written agreement between the Policyholder and Lincoln National, without the consent of the insured employees or their beneficiaries, if any.

     2. Only the President, a Vice President, the Secretary or an Assistant Secretary of Lincoln National has the authority to amend, alter, waive or change in any manner the provisions of this policy. Such amendment, authorization, waiver or change must be in writing and signed by one of the above stated officers.

     3. Lincoln National will not be bound by any promise or representation heretofore or hereafter made by or to any agent or person other than as authorized in 2. above.

D.   TERMINATION OF POLICY

     Lincoln National may terminate this policy on any premium due date by giving written notice to the Policyholder at least 31 days in advance of the date of termination.



FORM 40,006

E.   EMPLOYEE'S CERTIFICATE

     Lincoln National will issue to the Participating Employer(s) for delivery to each insured employee an individual certificate stating

     a.   the coverage provided,

     b.   to whom benefits are payable, and

     c. limitations or requirements of this policy that may apply to the insured individual.

The certificates will not constitute a part of this policy.








FORM 40,006-1

                          SECTION VII * ADMINISTRATOR

A.   RECORDS

     1.   The Administrator will maintain a record which will show at all times

          a.   the names of all employees insured hereunder,

          b.   the date when each employee became insured,

          c. the effective date of any increase or decrease in the amount of each employee's insurance, and

          d. such other information as may be required to administer the insurance hereunder.





FORM 40,007